SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K


                            CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      August 30, 1994


                            SPARTECH CORPORATION
        (Exact name of registrant as specified in its charter)


         DELAWARE                 1-5911                43-0761773
(State or other jurisdiction     (Commission            (IRS Employer
   of incorporation)              File Number)        Identification No.)


 7733 Forsyth Boulevard, Suite 1450, Clayton, Missouri            63105
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:       (314) 721-4242

                         SPARTECH CORPORATION

                               FORM 8-K


Item 5.  Other Events

      On August 30, 1994, Spartech Corporation (the "Company") announced that it signed a letter of intent to purchase the assets of the Extrusion and Color Divisions of Pawnee Industries.

      Reference is made to a copy of the Company's press release, attached as Exhibit 99, which is incorporated herein by reference, for a discussion of the Company's announcement.

Item 7.  Financial Statements and Exhibits

  (a) Exhibits


        99        Spartech Corporation Press Release issued on
                  August 30, 1994

                              SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              SPARTECH CORPORATION


Date   8/30/94                          By
                                           David B. Mueller
                                           Vice President of Finance and
                                           Chief Financial Officer








                                 EXHIBIT 99

                                Company Contacts:
                                  Bradley B. Buechler, President
                                    and Chief Executive Officer

                                  David B. Mueller, V.P. of Finance
                                    and Chief Financial Officer

For Immediate Release
Tuesday, August 30, 1994

                    SPARTECH ANNOUNCES INTENT TO PURCHASE

                  THE ASSETS OF PAWNEE EXTRUSIONS AND COLOR


      ST. LOUIS, MISSOURI, August 30, 1994 -- Spartech Corporation (AMEX-SEH), announced today that it has signed a letter of intent to acquire the assets of Pawnee Industries Inc.'s Extrusion and Color Divisions -- long established manufacturers of rigid plastic sheet and color concentrates based in Wichita, Kansas.
      Spartech's President and Chief Executive Officer, Bradley B. Buechler, stated that "We are enthusiastic about the prospect of adding Pawnee's extrusion and color divisions to the Spartech family of companies. The addition of Pawnee will be of strategic importance in further strengthening our current eight plant rigid sheet & rollstock segment -- Spartech Plastics -- while also enhancing the capabilities within our Spartech Compounding group. Pawnee's two rigid sheet plants located in Wichita, Kansas and Paulding, Ohio, plus their color concentrate house situated in Goddard, Kansas, will give us more than the additional capacity we were looking for when we recently announced our intent to open a new midwestern Spartech Plastics' facility by early 1995. When completed, the combination of Spartech Corporation's current annual sales volume of just over $240 Million and Pawnee's recent running rate of $60-65 Million, should increase our annual production
                                   -more-

capacity and total Company sales to more than 400 Million pounds and $300 Million, respectively."
      David B. Mueller, Spartech's Vice President of Finance and Chief Financial Officer, stated that "Current plans call for a definitive asset purchase agreement to be executed in the next two weeks, followed by the closing of the transaction, subject to Federal Trade Commission approval, expected on or before October 28, 1994. The acquisition will be financed with additional borrowings under the Company's Senior Credit Facility. We expect our debt-to-equity ratio to be approximately one to one after the transaction. Terms of the acquisition will be disclosed when the transaction is completed."
      Finally, Mr. Buechler added, "Spartech plans on putting additional manufacturing equipment and capital into Pawnee's facilities during the next 12-18 months. We also hope to be able to retain all key Pawnee personnel following completion of the transaction."
      Spartech is an intermediate processor of thermoplastics which develops and converts resins into semifinished products for a wide spectrum of manufacturing customers.

                                    -30-